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                                                            EXHIBIT (n)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
    Van Kampen American Capital Senior Floating Rate Fund:

We consent to the reference to our Firm under the heading "Experts" in the Prospectus.

Chicago, Illinois
December 29, 1997             /s/ KPMG Peat Marwick LLP